EXHIBIT 10.4
                                    AGREEMENT

           AGREEMENT made this 28 day of October, 1998, between PLATINUM AND GOLD RECORDING AND PUBLISHING COMPANY, a Florida corporation, of 12724 N.W. 11sth Court, Sunrise, FL 33323, hereinafter referred to as "COMPANY", and RANDY BERNSEN of 1138 N.E. 17th Way, Fort Lauderdale, FL 33304, hereinafter referred to as "BERNSEN".

           WHEREAS, the COMPANY was incorporated on _______________________, and pursuant to the Articles of Amendment dated July 16, 1998, is authorized to issue 100 million shares of $.01 par value stock; and

           WHEREAS, the COMPANY anticipates that it will execute a public offering for the sale of stock to the general public within sixty days from date; and

           WHEREAS, the COMPANY is desirous of electing BERNSEN as a Director of the COMPANY to utilize his skills and knowledge in the entertainment, recording, and publishing industries, and desires to compensate BERNSEN for such Director's services by delivering _______ shares of stock to BERNSEN.

           THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

           9.        ELECTION AS DIRECTOR.

           Upon execution hereof, the COMPANY shall cause BERNSEN to be elected as a Director of the COMPANY, to serve until the next annual meeting of shareholders and directors. The COMPANY will record and execute such documents as may be necessary to implement such election.

           10.       DUTIES.

           BERNSEN shall consult and advise the COMPANY concerning information which he may possess regarding business practices in the entertainment, recording, and publishing industries. BERNSEN shall attend the annual meeting of Directors, and perform such other duties as may customarily be required of Directors. Notwithstanding the foregoing, the day to day operation of the COMPANY shall rest with the remainder of the Directors and/or officers of the COMPANY. BERNSEN shall not be required to travel in furtherance of COMPANY's business unless the specific terms have been mutually agreed upon.

           3.        EXPENSES.

           The COMPANY shall pay for any and all expenses incurred by BERNSEN in furtherance of his duties hereunder, including but not limited to travel and accommodations, car rentals, per diems, long distance, and the like. In the event BERNSEN pay for such expenses, the COMPANY shall immediately reimburse BERNSEN upon receipt of documentation for such expenses.

           4.        COMPENSATION.

           As compensation for his director's duties hereunder, the COMPANY shall issue to BERNSEN 10,000 shares of unrestricted common stock in the COMPANY. Additionally, BERNSEN shall be entitled to such additional compensation as is afforded to other directors, such as bonuses, "perks", insurance, vacations, and the like. As the COMPANY anticipates entering into a public



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offering  within 60 days from date, the COMPANY shall issue such shares upon the public offering, or 60 days from date; whichever first occurs. In the event the COMPANY does not enter into the public offering, BERNSEN shall nevertheless be entitled to his shares of stock in the COMPANY.

           5.        EMPLOYMENT.

           The COMPANY may employ BERNSEN as producer, writer, director, engineer, or in any other capacity. Such additional duties are not within the scope of BERNSEN's duties as a Director. BERNSEN shall be entitled to additional compensation for such services upon terms as are generally prevailing in the entertainment industry for a similarly situated individual.

           6.        NOTICES.

           All notices under this Agreement shall be in writing and shall be deemed to have been given when mailed in any United States Post Office, enclosed in a certified postpaid envelope addressed to the address of the respective parties stated above, or to any other address that the party may have fixed notice; any notice of change of address, however, shall be effective only when received.

           9.        WAIVER.

           Failure to insist upon strict compliance with any term, covenant, or condition of this Agreement shall not be deemed a waiver of it. No waiver or relinquishment of a right or power under this Agreement shall be deemed a waiver of it at any other time.

           10.       SEVERABILITY.

           The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

           o         MODIFICATION.

           This Agreement cannot be changed, modified, or discharged orally, but only if consented to in writing by both parties.

           (12)      BINDING EFFECT.

           Except as otherwise herein expressly provided, this Agreement shall inure to the benefit of and be binding upon the COMPANY, its successors and assigns, including but not limited to any corporation which may acquire all or substantially all of the COMPANY'S assets and business or with or into which the COMPANY may be consolidated or merged. In the event the shares of stock authorized by COMPANY shall be increased, BERNSEN shall be entitled to his pro-rata increase thereof.

           (13)      GOVERNING LAW/ATTORNEY'S FEES.

           This Agreement shall be governed by the laws of the state of Florida, County of Broward. The prevailing party shall be entitled to recover cost and attorney's fees incurred in enforcement and interpretation of this Agreement.

           (14)      ENTIRE AGREEMENT.

           This Agreement supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements.


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           15.       ADDITIONAL DOCUMENTS.

           The parties agree to execute such additional documents as may be reasonably necessary to effectuate the intent of this Agreement.

           IN AGREEMENT, the parties have signed their names below.


/s/ Carol A. Neal, President
----------------------------------
PLATINUM AND GOLD RECORDING AND PUBLISHING COMPANY
By:  Carol A. Neal
Its:   President


/s/ Randy Bernsen           10/28/98
-----------------------
RANDY BERNSEN